Exhibit 99.1

AgEagle Aerial Systems Announces Appointment of L.B. Day to Board of Directors

WICHITA, Kan., November 21, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, announces the appointment of L.B. Day to the Company’s Board of Directors effective November 17, 2024.

AgEagle CEO Bill Irby commented, “We are thrilled to announce the appointment of L.B. Day to our Board of Directors. His unparalleled expertise in strategic planning, marketing, and executive team development will be invaluable as we continue to drive innovation and growth. L.B.’s track record speaks for itself, and we are confident that his insights and leadership will help us navigate the challenges ahead and seize new opportunities as we continue to build long-term shareholder value.”

L.B. Day recently retired as president of L.B. Day & Company, whose parent company he co-founded in 1977.

Well known for his work in strategic planning and executive team development, Mr. Day has consulted at the senior executive level with organizations that include DuPont Air Products Nanomaterials, Fujitsu, IBM, Intel, Raytheon, Xerox, and various U.S. government agencies, implementing strategic planning, marketing, organization improvement, and executive-team development strategies. Mr. Day has served on numerous boards of directors including those of startups, nonprofits, and publicly held companies. He served for 27 years on the board of directors of Microchip Technology and currently serves on the board of Okika Technologies and on the advisory board of Exokeryx. Mr. Day has been published in various trade publications on strategic planning, leading change, and team leadership and has developed content materials for client companies on strategic planning, leadership development and executive coaching. Mr. Day earned his MBA from George Washington University, where he was a Scottish Rite Fellow.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2023, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com